Exhibit 10.7.10

AMENDMENT NO. 10 TO LEASE

This AMENDMENT NO. 10 TO LEASE (“Amendment No. 10”), effective as of the date of the last party’s signature, (“Amendment No. 10 Effective Date”) is entered into by and between NXP USA, Inc. (formerly FREESCALE SEMICONDUCTOR, INC.), a Delaware corporation and 100% affiliated company of NXP Semiconductors N.V. (“Landlord”), and EVERSPIN TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A.Landlord and Tenant are parties to that certain Lease dated as of June 5, 2008 (“Original Lease”), as amended by Amendment No. 1 to Lease executed by Tenant on February 2, 2009 (“Amendment No. 1”), Amendment No. 2 to Lease dated March 1, 2010 (“Amendment No. 2”), Amendment No. 3 to Lease dated July 20, 2011 (“Amendment No. 3”), Amendment No. 4 to Lease dated June 10, 2014 (“Amendment No. 4”), Amendment No. 5 dated January 13, 2017 (“Amendment No. 5”), Amendment No. 6 dated October 31, 2017 (“Amendment No. 6”), Amendment No. 7 dated August 2, 2018 (“Amendment No. 7”), Amendment No. 8 dated November 30, 2019 (“Amendment No. 8”), and Amendment No. 9 dated March 31, 2020 (“Amendment No. 9”), (the Original Lease, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, and Amendment No. 9, is referred to as the “Lease”), pursuant to which Landlord leases to Tenant certain space (“Premises”) located at 1300 North Alma School Road, Chandler Arizona as further described in the Lease.

B.As of the Amendment No. 10 Effective Date, the parties desire to amend the Lease to extend the Term and make additional modifications specified herein.

NOW, THEREFORE, in consideration of the above recitals which are hereby incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, effective as of the Amendment No. 10 Effective Date, to amend the Lease as follows:

1.Term. Section 2 of the Lease (as modified by Amendment No. 9) is deleted in its entirety and replaced with the following:

“A. The term of this Lease shall commence on June 5, 2008 (the “Commencement Date”) and end on January 31, 2028 (the “Term”). Tenant will continue processing on Landlord’s tool, FJ01PVS. In the event the Landlord elects to terminate Tenant’s use of the FJ01PVS, the Landlord will give Tenant six (6) months prior written notice.

B. This Lease may be terminated without cause and for convenience by either Landlord or Tenant prior to the expiration of the Term, provided that:

i.the terminating party delivers a written Risk of Termination (ROT) notice to the other party if the terminating party anticipates the potential for a termination notice to be issued within the next six (6) months. This ROT notice will remain in effect until cancelled by the terminating party. The terminating party may issue a new ROT at any time after cancellation of a previously issued ROT;

ii.the terminating party delivers written notice of termination of the Lease with the date of such termination (a "Termination Notice") to the other party no less than eighteen (18) months in advance of the date of termination and no sooner than six (6) months after the issuance of an uncancelled ROT notice.”

2.Miscellaneous Other Services. Section 45 of the Lease is deleted in its entirety and replaced with the following:

“From time to time, Tenant may request some miscellaneous facility services from Landlord, such as maintenance of Tenant’s equipment, relocation of cubicles or similar types of services. Landlord will provide Tenant with a cost estimate of such services prior to Tenant authorizing the work to be performed by Landlord. Landlord will invoice Tenant on a monthly basis for the actual cost of such services (or an agreed upon rate in the case of building or equipment maintenance for tenant- owned equipment) and Tenant will pay to Landlord the cost of such services as Additional Rent hereunder. Landlord and Tenant have agreed as of the Commencement Date that, subject to the terms of this Lease, Landlord will provide those certain facility and manufacturing services listed on Exhibit J attached hereto (the “Manufacturing Services”). The prices for the Manufacturing Services listed in Lease Exhibit J will continue during the Term of the Lease, provided that Landlord may adjust the prices at its discretion to offset any increase in the Landlord’s costs which are beyond its reasonable control, including, but not limited to, increases in materials, labor and other manufacturing costs, delivery charges, increases in taxes, duties, tariffs and foreign exchange fluctuations.”

3.Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment No. 10. Tenant agrees to indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment No. 10. Landlord agrees to indemnify and hold Tenant harmless from all claims of any broker claiming to have represented Landlord in connection with this Amendment No. 10.

4.Miscellaneous. This Amendment No. 10 sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged an in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment No. 10, the provisions of this Amendment No. 10 shall govern and control. Each signatory of this Amendment No. 10, represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. This Amendment No. 10 may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment No. 10 may be executed in so-called "PDF" format, and each party has the right to rely upon a PDF counterpart of this Amendment No. 10 signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment No. 10.

LANDLORD:

NXP USA, INC.
a Delaware corporation

By:	/s/ Katherine Haight	By:	/s/ Jaime French
Name:	Katherine Haight	Name:	Jaime French
Its:	VP, Commercial Legal Support	Its:	Senior Director, Legal
Date:	Feb 10, 2022	Date:	Feb 10, 2022

TENANT:

EVERSPIN TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Anuj Aggarwal
Name:	Anuj Aggarwal
Its:	Cfo
Date:	Feb 12, 2022